ChromaDex Corporation Reports Third Quarter 2022 Financial Results
Total net sales of $17.1 million, with gross margin of 59.8%, lower operating expenses, and a net loss and Adjusted EBITDA loss of only $1.0 million and $1.2 million, respectively, for the three months ended September 30, 2022.

LOS ANGELES, CA - November 2, 2022 - ChromaDex Corp. (NASDAQ:CDXC) today announced financial results for the third quarter of 2022.

Third Quarter 2022 and Recent Highlights
•Total net sales were $17.1 million, with $14.6 million from Tru Niagen®, down (1)% each from the prior year quarter.
•Strong gross margin of 59.8% in the face of inflationary pressures in global supply chains.
•Selling and marketing expense as a percentage of net sales improved 730 basis points from the prior year quarter.
•General and administrative expense decreased $5.0 million from the prior year quarter driven by lower legal expense.
•Net loss was $1.0 million or $(0.01) per share, an improvement of $0.12 per share from the prior year quarter.
•Net loss, excluding the one-time Employee Retention Tax Credit recognition of $2.1 million ($0.03 per share), was $3.1 million, or $(0.04) per share, an improvement of $0.09 per share from the prior year quarter.
•Adjusted EBITDA including total legal expense, a non-GAAP measure, was a loss of $1.2 million, a $5.1 million improvement from the prior year quarter and approaching break-even.
•Clinical study published in October 2022 in the JACC(1) finds Niagen® safe and well-tolerated in patients with heart failure, marking a milestone for future clinical research. The study further found that Niagen® almost doubled whole blood NAD+ levels, increasing white blood cell mitochondrial respiratory function and decreasing the expression of inflammatory markers.
•Signed JV to pursue Blue Hat approval for Tru Niagen® in Mainland China, and Sinopharm Xingsha debuted Tru Niagen® at China International Natural Health & Nutrition Expo (NHNE), a major trade show.
•Signed long-term supply agreement with Nestlé Health Science, extending non-exclusive rights to sell Niagen® in multi-ingredient dietary supplements. Includes initial purchase commitment of approximately $2.0 million in 2022.
•In October, raised $7.7 million, net of offering costs, with Nestlé Health Science and existing strategic investors.

“We approached cash flow break even in the third quarter and remain on track to achieve this important objective next quarter,” said ChromaDex CEO, Rob Fried. “We finalized key strategic partnerships in China and signed a long-term supply agreement with Nestlé Health Science. Our position as the world's leading NAD+ company is solid, supported by our strong and growing patent portfolio, our globally trusted consumer brand, Tru Niagen®, and our pipeline of future innovations.”

(1) Journal of the American College of Cardiology: Basic to Translational Science

Results of operations for the three months ended September 30, 2022 compared to the prior year quarter
For the three months ended September 30, 2022 (“Q3 2022”), ChromaDex reported net sales of $17.1 million, a decrease of $0.2 million or (1)% compared to the third quarter of 2021 (“Q3 2021”). The slight decline in Q3 2022 revenues compared to Q3 2021 was primarily attributable to lower business-to-business sales of Tru Niagen® as distributor partners continue to experience COVID-19 headwinds and other macroeconomic factors paired with lower demand for research and development services. Declines in net sales were partially offset by steady growth in e-commerce sales of Tru Niagen®.
Gross margin percentage declined to 59.8% in Q3 2022 compared to 61.1% in Q3 2021 primarily due to increases in supply chain headcount, including higher wages, and other inflationary pressures, partially offset by business mix.
Operating expense decreased $6.1 million to $13.3 million in Q3 2022, compared to $19.4 million in Q3 2021. The decline in operating expense was largely attributable to a $5.0 million decrease in general and administrative expense paired with a $1.4 million decrease in selling and marketing expense. During Q3 2022, selling and marketing expense was scaled back to focus on the most efficient channels and investments, which drove a 730 basis point improvement in selling and marketing expense as a percentage of net sales, compared to Q3 2021. The decline in general and administrative expense was primarily driven by a $4.4 million decrease in legal expense.
The net loss for Q3 2022 was $1.0 million or $(0.01) per share compared to a net loss of $8.8 million or $(0.13) per share for Q3 2021. Adjusted EBITDA including legal expense, a non-GAAP measure, was a loss of $1.2 million for Q3 2022, a $5.1 million improvement from Q3 2021. Adjusted EBITDA excluding legal expense, a non-GAAP measure, was a profit of $0.1 million for Q3 2022. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to net loss, the most directly comparable GAAP measure.
For Q3 2022, net cash outflow from operating activities was $3.7 million, compared to $5.9 million in Q3 2021 largely due to improvements in net loss of $4.6 million excluding other income from the Employee Retention Tax Credit which was partially offset by changes in working capital.

2022 Full Year Outlook
Looking forward, for the full year, the Company expects high single digit revenue growth, driven by its global e-commerce business and growth with partners. For the full year, the Company expects approximately 60% gross margin, lower selling and marketing expense as a percentage of net sales, approximately $1 million increase in R&D, and approximately $6 to $8 million decrease in general and administrative expense, as reported, driven by lower legal expense. The Company expects to be cash flow break-even or better in the fourth quarter of 2022. The Company considers Adjusted EBITDA including legal expense, a non-GAAP metric, to be a proxy for cash flow before working capital investments, and is targeting cash flow break-even on that basis.
Investor Conference Call
A live webcast will be held Wednesday, November 2, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss ChromaDex’s third-quarter financial results and provide a general business update.
To listen to the webcast, or to view the earnings press release and its accompanying financial exhibits, please visit the Investors Relations section of ChromaDex’s website at http://chromadex.com. The toll-free dial-in information for this call is 1-888-330-2446 with Conference ID: 4126168.
The webcast will be recorded, and will be available for replay via the website from 7:30 p.m. Eastern time on November 2, 2022 through 11:59 p.m. Eastern time on November 9, 2022. The replay of the call can also be accessed by dialing 800-770-2030, using the Replay ID: 4126168.

Important Note on Forward Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of such terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the quotation from ChromaDex’s Chief Executive Officer, and statements related to the Company’s 2022 financial outlook including but not limited to revenue growth, gross margin, expenses, and investment plans. Risks that contribute to the uncertain nature of the forward-looking statements include: the impact of the COVID-19 pandemic on our business and the global economy; inflationary conditions and adverse economic conditions; our history of operating losses and need to obtain additional financing; the growth and profitability of our product sales; our ability to maintain sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; and the risks and uncertainties associated with our business and financial condition in general, described in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.
About ChromaDex:

ChromaDex Corporation is a global bioscience company dedicated to healthy aging. The ChromaDex team, which includes world-renowned scientists, is pioneering research on nicotinamide adenine dinucleotide (NAD+), an essential coenzyme that is a key regulator of cellular metabolism and is found in every cell of the human body. NAD+ levels in humans have been shown to decline with age, among other factors, and may be increased through supplementation with NAD+ precursors. ChromaDex is the innovator behind the NAD+ precursor nicotinamide riboside (NR), commercialized as the flagship ingredient Niagen®. Nicotinamide riboside and other NAD+ precursors are protected by ChromaDex’s patent portfolio.

The Company delivers Niagen® as the sole active ingredient in its consumer product Tru Niagen® available at www.truniagen.com and through partnerships with global retailers and distributors. The Company also develops and commercializes proprietary-based ingredient technologies and supplies these ingredients as raw materials to the manufacturers of consumer products. The Company further offers natural product fine chemicals, known as phytochemicals, and related research and development services. Follow us on Twitter @ChromaDex and Instagram @TruNiagen and subscribe to our latest news via our website accessible at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional updates and financial information about the Company.

Contacts:

Investor Relations	Media Relations
Thomas Shumaker	Kendall Knysch
LifeSci Advisors, Managing Director	Director of Media Relations
1-917-929-7600	310-388-6706 ext. 689
tshumaker@lifesciadvisors.com	kendall.knysch@chromadex.com

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Sales, net	$17,063	$17,308	$51,054	$49,690
Cost of sales	6,856	6,730	20,273	19,068
Gross profit	10,207	10,578	30,781	30,622
Operating expenses:
Sales and marketing	5,868	7,221	22,126	19,711
Research and development	1,224	996	3,547	2,787
General and administrative	6,180	11,202	22,292	29,881
Total operating expenses	13,272	19,419	47,965	52,379
Operating loss	(3,065)	(8,841)	(17,184)	(21,757)

Other income, net - Employee Retention Tax Credit	2,085	—	2,085	—
Interest expense, net	(5)	(15)	(23)	(46)
Net loss	$(985)	$(8,856)	$(15,122)	$(21,803)

Basic and diluted loss per share attributable to common stockholders:	$(0.01)	$(0.13)	$(0.22)	$(0.33)

Basic and diluted weighted average common shares outstanding	68,345	68,236	68,331	66,811

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands except par values, unless otherwise indicated)

	Sep 30, 2022	Dec 31, 2021

Assets
Current assets:
Cash and cash equivalents, including restricted cash of $0.2 million as of both dates	$13,262	$28,219
Trade receivables, net of allowances of $51 and $65, respectively; Including receivables from Related Party of: $2.4 million and $2.1 million, respectively	4,744	5,226
Inventories	15,636	13,601
Prepaid expenses and other assets	4,259	1,859
Total current assets	37,901	48,905

Leasehold improvements and equipment, net	2,791	3,003
Intangible assets, net	714	857
Right-of-use assets	3,714	4,352
Other long-term assets	545	723
Total assets	$45,665	$57,840
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,119	$10,423
Accrued expenses	6,756	6,481
Current maturities of operating lease obligations	684	528
Current maturities of finance lease obligations	10	20
Customer deposits	158	161
Total current liabilities	16,727	17,613
Deferred revenue	4,228	4,346
Operating lease obligations, less current maturities	3,687	4,154
Total liabilities	24,642	26,113

Commitments and Contingencies

Equity
ChromaDex Corporation and subsidiaries stockholders' equity:
Common stock, $0.001 par value; authorized 150,000 shares; 68,169 shares and 68,126 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	68	68
Additional paid-in capital	205,027	200,614
Accumulated deficit	(184,075)	(168,953)
Cumulative translation adjustments	3	(2)
Total stockholders’ equity	21,023	31,727
Total liabilities and stockholders’ equity	$45,665	$57,840

ChromaDex Corporation and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures
(In thousands)

Reconciliation of Net Loss to Adjusted EBITDA including legal expense and Adjusted EBITDA excluding legal expense

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021

Net loss, as reported	$(985)	$(6,397)	$(7,740)	$(5,325)	$(8,856)
Adjustments:
Interest expense, net	5	10	8	9	15
Depreciation	235	212	201	211	232
Amortization of intangibles	44	50	49	51	53
Amortization of right of use assets	170	169	299	126	131
Share-based compensation	1,229	1,296	1,888	1,473	1,822
Severance and restructuring	181	17	821	6	342
Other income - Employee Retention Tax Credit	(2,085)	—	—	—	—
Adjusted EBITDA including legal expense	$(1,206)	$(4,643)	$(4,474)	$(3,449)	$(6,261)

Legal expense	1,257	1,727	2,341	1,626	5,640

Adjusted EBITDA excluding legal expense	$51	$(2,916)	$(2,133)	$(1,823)	$(621)

Non-GAAP Financial Information:
To supplement ChromaDex’s unaudited financial data presented in accordance with generally accepted accounting principles (GAAP), the Company has presented Adjusted EBITDA including legal expense and Adjusted EBITDA excluding legal expense, both non-GAAP financial measures. ChromaDex believes the presentation of these non-GAAP financial measures provides important supplemental information to management and investors and enhances the overall understanding of the Company’s historical and current financial operating performance. The Company believes disclosure of non-GAAP financial measures has substance because the excluded expenses are infrequent in nature, are variable in nature or do not represent current cash expenditures. Further, these non-GAAP financial measures are among the indicators the Company uses as a basis for evaluating the Company’s financial performance as well as for planning and forecasting purposes. Accordingly, disclosure of these non-GAAP financial measures provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.
Adjusted EBITDA including legal expense and Adjusted EBITDA excluding legal expense are defined as net income before (a) interest, (b) depreciation, (c) amortization, (d) non-cash share-based compensation costs, (e) severance and restructuring expense (f) Other income from the Employee Retention Tax Credit and (g) legal expense (in the case of Adjusted EBITDA excluding legal expenses only). While ChromaDex believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the method of calculation. Management compensates for these limitations by relying primarily on the Company’s GAAP results and by using Adjusted EBITDA including legal expense and Adjusted EBITDA excluding expense only supplementally and by reviewing the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.